  EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is derived from the historical consolidated financial statements of Terra Tech Corp. (the “Company”) and the unaudited financial statements of OneQor Technologies Inc. (“OneQor”) as of and for the year ended December 31, 2019. The unaudited financial statements of OneQor were derived by combining the financial statements of OneQor for the period from January 1, 2019 through September 30, 2019 with the unaudited financial information of OneQor for the period from October 1, 2019 through December 31, 2019.

The unaudited pro forma condensed combined balance sheet as of December 31, 2019 gives effect to the acquisition as if it had occurred on December 31, 2019.  The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 give effect to the acquisition as if it had occurred on January 1, 2019.

Other than as disclosed in the notes thereto, the unaudited pro forma combined financial statements do not reflect any additional liabilities, off-balance sheet commitments or other obligations that may become payable after the date of such financial statements.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only to reflect the acquisition and do not represent what our results of operations or financial position would actually have been had the transactions occurred on the dates noted above, or project our results of operations or financial position for any future periods. The unaudited pro forma condensed combined financial statements are intended to provide information about the continuing impact of the acquisition as if it had been consummated earlier. The pro forma adjustments are based on available information and certain assumptions that management believes are factually supportable and are expected to have a continuing impact on our results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial statements have been made.

The acquisition will be accounted for using the acquisition method of accounting for business combinations. The allocation of the preliminary estimated purchase price is based upon management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of December 31, 2019 using currently available information. Due to the fact that the unaudited pro forma combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may materially differ from the pro forma amounts included herein. The Company expects to finalize its allocation of the purchase consideration as soon as practicable but is not required to finalize for one year from the closing date of the transaction.

The following unaudited pro forma condensed combined financial information should be read in conjunction with the Company’s consolidated financial statements and related notes. The Company’s financial statements and notes are included in our Annual Report on Form 10-K for the year ended December 31, 2019.

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TERRA TECH CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2019

	Terra Tech Corp. (as reported)	OneQor Technologies	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash	$1,225,520	$382,135	$-		$1,607,655
Accounts receivable, net	1,456,797	65,875	-		1,522,672
Inventory	5,154,823	66,981	-		5,221,804
Prepaid expenses and other current assets	881,865	783,823	-		1,665,688
Current assets of discontinued operations	648,342	-	-		648,342

Total current assets	9,367,347	1,298,814	-		10,666,161
					-
Property, equipment and leasehold improvements, net	40,081,634	72,286	-		40,153,920
Goodwill and Intangible assets, net	42,992,436	-	9,491,653	C	52,484,089
Other assets	11,317,244	305,807	-		11,623,051
Other investments	5,000,000	-	-		5,000,000
Assets of discontinued operations	10,490,839	-	-		10,490,839

TOTAL ASSETS	$119,249,500	$1,676,907	$9,491,653		$130,418,060

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Current liabilities:
Accounts payable and other accrued expenses	$11,820,336	$1,011,166	$-		$12,831,502
Short-term debt	11,021,907	-	100,000	A	11,121,907
Deferred revenue	-	358,721	-		358,721
Current liabilities of discontinued operations	4,739,542	-	-		4,739,542

Total current liabilities	27,581,785	1,369,887	100,000		29,051,672

Long-term liabilities:
Long-term debt, net of discounts	6,570,160	5,469,043	(5,469,043)	A, B	6,570,160
Long-term lease liabilities	9,771,018	115,936	-		9,886,954
Derivative liabilities	-	3,635,709	(3,635,709)	A	-
Other long-term liabilities	-	266,646	(266,646)	A	-

Total liabilities	43,922,963	10,857,221	(9,271,398)		45,508,786

Total Company's stockholders' equity	70,142,726	(9,180,314)	18,763,051		79,725,463
Non-controlling interest	5,183,810	-	-		5,183,810

Total stockholders’ equity	75,326,536	(9,180,314)	18,763,051		84,909,274

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$119,249,500	$1,676,907	$9,491,653		$130,418,060

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TERRA TECH CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

	Terra Tech Corp. (as reported)	OneQor Technologies	Pro Forma Adjustments		Pro Forma Combined

Total revenues	$28,049,914	$1,495,568	$-		$29,545,482
Cost of goods sold	13,396,034	1,213,917	-		14,609,951

Gross profit	14,653,880	281,651	-		14,935,531

Selling, general and administrative expenses	45,321,647	6,015,567	500,000	F	51,837,214
Impairment of assets	8,346,825	-	-		8,346,825
(Gain) / Loss on sale of assets	(793,538)	-	-		(793,538)
(Gain) / Loss on interest in joint venture	1,066,680	-	-		1,066,680

Loss from operations	(39,287,734)	(5,733,916)	(500,000)		(45,521,650)

Other income / (expense)
Interest expense, net	(9,297,120)	(266,646)	266,646	E	(9,297,120)
Other income / (loss)	144,376	(3,179,752)	3,179,752	D	144,376

Total other income / (expense)	(9,152,744)	(3,446,398)	3,446,398		(9,152,744)

Income / (loss) from continuing operations	(48,440,478)	(9,180,314)	2,946,398		(54,674,394)

Less: Income / (Loss) attributable to non-controlling interest from continuing operations	(920,873)	-	-		(920,873)

NET LOSS ATTRIBUTABLE TO TERRA TECH CORP - CONTINUING OPERATIONS	$(47,519,605)	$(9,180,314)	$2,946,398		$(53,753,521)

Income / ( Loss) from continuing operations per common share attributable to Terra Tech Corp. common stockholders – basic and diluted	$(0.45)				$(0.33)

Weighted-Average Number of Common Shares Outstanding – Basic and Diluted	106,037,631				164,191,658

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Note 1 – Unaudited Pro Forma Condensed Combined Balance Sheet

Consideration for the acquisition of OneQor consisted of 58,154,027 unregistered shares of the Company’s common stock. Based on the closing stock price on February 14, 2020, the value of the Company’s consideration transferred was $9.3 million. The preliminary purchase price allocation is as follows:

Consideration:	$9,304,644

Fair Value of Assets Acquired:
Cash	382,135
Accounts receivable, net	65,875
Inventory	66,981
Prepaid expenses and other current assets	783,823
Goodwill and intangible assets	9,491,653
Total assets acquired as of December 31, 2019	$10,790,467

Fair Value of Liabilities Assumed:
Accounts payable and other accrued expenses	1,011,166
Deferred revenue	358,721
Long-term lease liabilities	115,936
Total liabilities assumed as of December 31, 2019	$1,485,823

The following adjustments have been made to the accompanying unaudited pro forma combined balance sheet as of December 31, 2019 to reflect the acquisition adjustments related to the transaction:

(A)

During 2019, OneQor issued convertible debt instruments. The instruments contained features that were accounted for as derivative liabilities under Accounting Standards Codification (“ASC”) 815, Derivatives and Hedging. Immediately prior to the merger with the Company, the majority of the convertible debt instruments were converted into shares of OneQor’s common stock. One $0.1 million convertible debt instrument was converted into a promissory note, which matures in August 2020 and accrues interest at a rate of 18%. The derivative liabilities and accrued interest expense associated with the instruments converted have been eliminated.

(B)	During 2019, the Company loaned $1.8 million to OneQor. Upon consummation of the merger, the loans are considered intercompany loans and have been forgiven.

(C)	The preliminary estimated fair value of goodwill and intangible assets reflects the preliminary purchase price allocation.

Note 2 – Unaudited Pro Forma Condensed Combined Statement of Operations

The following adjustments have been made to the accompanying unaudited pro forma combined statement of operations to reflect the acquisition transactions related to the transaction:

(D)

Elimination of expense associated with OneQor’s derivative instruments, which were recorded at fair value and marked-to-market as of December 31, 2019. These instruments were classified as a debt discount and were amortized. During 2019, OneQor incurred $1.8 million of expense for the change in the fair value of the derivative instruments and $1.4 million of expense for amortization of the debt discount.

(E)	Elimination of interest expense associated with the convertible debt instruments and promissory notes issued to Terra Tech.

(F)	Reflects amortization expense for definite-lived intangible assets.

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